Exhibit 99.1



ADDITIONAL INFORMATION:
Doug Draper (Media)
937-495-3319

Mark Pomerleau (Investors)
937-495-3456


               MEAD SHAREOWNERS APPROVE MERGER WITH WESTVACO

DAYTON, Ohio. January 28, 2002. The Mead Corporation (NYSE: MEA) announced today that 78% of Mead's outstanding shares, representing 99% of those voting, were voted in favor of the proposed merger of equals with Westvaco Corporation at the company's special meeting today in Dayton, Ohio, which surpassed the two-thirds of the outstanding vote required for approval.

"This vote shows that our shareowners recognize the value of the merger with Westvaco," said Jerry Tatar, Mead's chairman, president and chief executive officer. "We are excited about the vote and expect to complete the merger tomorrow afternoon. MeadWestvaco will be a leading company in our industry, uniquely positioned with strong global platforms in targeted markets and the potential to generate superior financial returns. We look forward to ringing the bell at the New York Stock Exchange on Wednesday morning to celebrate our first day of trading as MeadWestvaco."

In August 2001, Mead and Westvaco announced that they agreed to a merger of equals creating a global company with leading positions in packaging, coated and specialty paper, consumer and office products, and specialty chemicals. The new company, MeadWestvaco Corporation, will have $8 billion in annual revenues, profitable growth platforms in the company's four core businesses, and a strong balance sheet with substantial financial capacity.

The Mead Corporation, a forest products company with $4.2 billion in annual sales, is one of the leading North American producers of coated paper, coated paperboard and consumer and office products, a world leader in multiple packaging and specialty paper, and a producer of high-quality corrugating medium. In management of the company's more than two million acres of forests, Mead is committed to practicing principled forest stewardship and using resources in a responsible and sustainable manner. For additional information about Mead, visit the company's web site at www.mead.com.

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of Mead and Westvaco to integrate successfully and achieve the anticipated benefits of the transaction; competitive pricing for each company's products; changes in raw materials; energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the U.S. and international economies, especially in Asia and Brazil; government policies and regulations, including, but not limited to those affecting the environment and currency movements. Mead undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in each Company's reports filed with the SEC.

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